STREAMLINE HEALTH SOLUTIONS, INC.
2013 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement
THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), is made effective as of the Grant Date (as defined below) between STREAMLINE HEALTH SOLUTIONS, INC. a Delaware corporation (the “Company”), and                                 , a Director of the Company or an Affiliate (the “Participant”).
R E C I T A L S :
In furtherance of the purposes of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.    Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 2:
(a)    The “Participant” is                                 .
(b)    The “Grant Date” is                                 .
(c)    The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates and satisfaction of such conditions as described in Schedule A, which is attached hereto and expressly made a part of this Agreement.
(d)    The number of shares of Common Stock subject to the Restricted Stock Award granted under this Agreement shall be                  shares (the “Shares”).
3.    Grant of Restricted Stock Award. Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant, a Restricted Stock Award (the “Award”) for that number of Shares of Common Stock as is set forth in Section 2. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s and the Participant’s signatures on the signature page hereto shall constitute their acceptance of all terms of this Agreement, including Schedule A.
4.    Vesting of Award. Subject to the terms of the Plan, the Award shall be deemed vested and earned upon such date or dates, and subject to such conditions, as are described in this Agreement, including but not limited to the terms of Schedule A, attached hereto. The Administrator shall have sole authority to determine whether and to what degree the Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.
5.    Effect of Change of Control. In the event that (a) the service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in the Participant's change in control agreement, employment agreement or similar agreement, if applicable) after the effective date of a Change of Control, and (b) such termination of service is (i) by the Company not for Cause or (ii) by the Participant for Good Reason, then the Award shall become fully vested and exercisable, whether or not then otherwise vested and exercisable. For clarification, for the purposes of this Section 5, the “Company” shall include any successor to the Company.
6.    Effect of Termination of Service. Except as may be otherwise provided in the Plan or this Agreement, in the event that the service of the Participant is terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of the Award has not vested or been earned pursuant to the terms of the Plan and Section 3, Section 4, Section 5 and Schedule A herein, then the Award, to the extent not vested or earned, shall be forfeited immediately upon such termination, and the Participant shall have no further rights thereto. The Participant expressly acknowledges and agrees that the termination of his or her service shall result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date. The grant of the Award does not create any obligation to grant further awards.
7.    Settlement of Award. The Award shall be payable in whole shares of Common Stock.
8.    No Right of Service; Forfeiture of Award. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the service of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s service at any time. Except as otherwise expressly provided in the Plan and this Agreement, or as may be determined by the Administrator, all rights of the Participant with respect to the Award shall terminate upon the Participant’s Termination Date.
9.    Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfer by will or the laws of intestate succession. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award (except as provided in Section 13 herein) until the Restriction Period has expired and all conditions to vesting and transfer have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.
10.    Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as otherwise provided in the Plan, this Agreement does not supersede or amend any existing Change in Control Agreement, Confidentiality Agreement, Nonsolicitation Agreement, Noncompetition Agreement, Nondisparagement Agreement, Employment Agreement, Consulting Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
11.    Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.
12.    Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to federal securities laws and Code Section 409A. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
13.    Stockholder Rights. The Participant and his or her legal representative, legatee or distributee shall not be deemed to be the holder of any shares subject to the Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or her or them (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall have been provided). A certificate or certificates representing the Shares subject to the Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (a) the Participant deliver the certificate(s) (or other instruments) for the Shares to the Administrator or its designee to be held in escrow until the Award vests and is no longer subject to substantial risk of forfeiture (in which case the Shares will be promptly released to the Participant) or is forfeited (in which case the Shares shall be returned to the Company); and/or (b) the Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the Shares subject to the Award which are subject to forfeiture. Except as otherwise provided in the Plan or the Agreement, the Participant will have all voting, dividend and other rights of a stockholder with respect to the Shares following issuance of the certificate or certificates for the Shares; provided, however, that if any cash or non-cash dividends are declared and paid by the Company with respect to any such Shares, such dividends shall be subject to the same vesting schedule, forfeiture terms and other restrictions as are applicable to the Shares upon which such dividends are paid.
14.    Withholding; Tax Consequences.
(a)    The Participant acknowledges that the Company shall require the Participant to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Shares or any other benefit, to satisfy such obligations.
(b)    The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Award and that he or she has been advised that he or she should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
15.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.
16.    Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office, attention Chief Financial Officer, Streamline Health Solutions, Inc.
17.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.    Restrictions on Award and Shares. The Company may impose such restrictions on the Award and the Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all Applicable Law (including but not limited to the requirements of the Securities Act). The Company is under no obligation to the Participant to register Shares nor to comply for the Participant’s benefit with any exemption from registration so that the Participant may sell or otherwise transfer the Shares. If Shares are issued to the Participant without having been registered, a restrictive legend (in the form prescribed by Applicable Law or as may be advised by legal counsel) will be placed on the certificate, stop-transfer instructions will be issued with respect to the Shares and the Participant will have to hold the Shares indefinitely unless they are subsequently registered or an exemption from registration is available.
19.    Effect of Changes in Status. Unless the Administrator, in its sole discretion, determines otherwise (or unless required by Code Section 409A), the Award shall not be affected by any change in the terms, conditions or status of the Participant’s service, provided that the Participant continues to be in service to the Company or an Affiliate. Without limiting the foregoing, the Administrator has sole discretion to determine, subject to Code Section 409A, at the time of grant of the Award or at any time thereafter, the effect, if any, on the Award if the Participant’s status as a Director changes, including but not limited to changes in the nature or scope of the Participant’s service occur.
20.    Right of Offset. Notwithstanding any other provision of the Plan or the Agreement, the Company may at any time reduce the amount of any payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Company that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.
21.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
22.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Company and by the Participant on the day and year first above written.
STREAMLINE HEALTH SOLUTIONS, INC.

By:	_______________________________________ Nicholas A. Meeks Senior Vice President and Chief Financial Officer

Attest:

_______________________________________
Carolyn Zelnio, Chief Accounting Officer

PARTICIPANT
_____________________________________(SEAL)
Printed Name:________________________________

STREAMLINE HEALTH SOLUTIONS, INC.
2013 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

SCHEDULE A
Grant Date: ____________________
Number of Shares Subject to Award: ___________ shares.
Restriction Period: The Shares subject to the Award shall vest and be earned, as provided below, subject to the terms and conditions as may be imposed by the Plan and the Agreement:

Date of Vesting	Percentage of Shares Vested

[Insert Schedule]